UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007

Decorize, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31260	43-1931810
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

1938 East Phelps, Springfield, Missouri 65802
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:	(417) 879-3326

Not Applicable
Former name of address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2007, Ms. Caroline Hipple was elected to the board of directors (the “Board”) of Decorize, Inc. (“Decorize”), effective immediately, in connection with the Board increasing the number of directors constituting the Board from four to five. Ms. Hipple will stand for election at the Company’s 2008 Annual Meeting of Stockholders.

As a non-employee director of the Board, Ms. Hipple will be entitled to the standard compensation package available to other non-employee directors for service on the Board, which will include an annual grant of options to acquire 10,000 shares of Decorize’s common stock at an exercise price equal to the market price at the time of grant.

There are no arrangements or understandings between Ms. Hipple and any other person pursuant to which Ms. Hipple was selected as a director, and since the beginning of Decorize’s last fiscal year, there have been no transactions, current or proposed, in which Decorize was or is to be a participant regarding Ms. Hipple requiring disclosure pursuant to Regulation S-B Item 404(a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORIZE, INC.

Date: December 14, 2007	By:	/s/ Stephen R. Crowder
Name: Stephen R. Crowder Title: President and Chief Executive Officer